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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES SHORT-TERM NATIONAL MUNI BOND ETF (NAT0-5)
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    ISHARES NEW YORK MUNI BOND ETF (ISHNY)
    BlackRock MuniEnhanced Fund, Inc. (MEN)
    BlackRock MuniYield Quality Fund II, Inc. (MQT)
    BlackRock MuniYield Quality Fund, Inc.( MQY)
    BlackRock New York Municipal Bond Trust (BQH)
    BlackRock MuniYield New York Quality Fund, Inc. (MYN)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    06-29-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer Dormitory Authority of the State of New York State Personal Income Tax Revenue Bds- Muni

Selling Underwriter        Morgan Stanley & Co LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Morgan Stanley & Co. LLC, Jefferies LLC, Siebert
                           Cisneros Shank & Co., L.L.C., Academy Securities,
                           Barclays Capital Inc., Blaylock Van, LLC, Cabrera
                           Capital Markets, LLC, Citigroup Global Markets Inc,
                           Drexel Hamilton, LLC, Duncan-Williams, Inc.,
                           Fidelity Capital Markets, FTN Financial Capital
                           Markets, Goldman Sachs & Co. LLC, Janney Montgomery
                           Scott LLC, J.P. Morgan Securities LLC, KeyBanc
                           Capital Markets, Loop Capital Markets, Bank of
                           America Merrill Lynch, M&T Securities, Inc.,
                           Mesirow Financial Inc., Mischler Financial Group,
                           Inc., Oppenheimer & Co., Piper Jaffray & Co, PNC
                           Capital Markets LLC, Raymond James & Associates,
                           Inc., RBC Capital Markets, Rice Financial Products
                           Company, Robert W. Baird & Co., Inc., Roosevelt &
                           Cross, Inc., Ramirez & Co., Inc., Stern Brothers &
                           Co., Stifel, Nicolaus & Company, Inc., Williams
                           Capital Group L.P., U.S. Bancorp Investments Inc.,
                           Wells Fargo Securities

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS

Date of Purchase           06-29-2017

Purchase Price/Share       $109.791 Total Commission, Spread or Profit   0.418
(PER SHARE / % OF PAR)     $113.006
                           $115.993
                           $120.763
                           $123.565
                           $124.574
                            $117.65
                           $117.467
                           $117.284

1.  Aggregate Principal Amount Purchased (a+b)                   $   62,370,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase) $   32,000,000

    b.  Other BlackRock Clients                                  $   30,370,000

2.  Aggregate Principal Amount of Offering                       $1,750,395,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.03563

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:   07-07-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   07-07-2017
                          --------------------------------         ------------
                          Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                    (1) are subject to no greater than
                                        moderate credit risk; or

                                    (2) if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for less
                                        than three years, including the
                                        operation of any predecessors, the
                                        securities are subject to a minimal or
                                        low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.